Exhibit 99.2

MAY 4, 2022

GLAUKOS CORPORATION (NYSE: GKOS)

FIRST QUARTER 2022 IN REVIEW

Important Information

This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook.

Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the Additional Information section of this document.

Conference Call Information

Date:	May 4, 2022
Time:	4:30 p.m. ET / 1:30 p.m. PT
Dial-in numbers:	1-888-210-2212 (U.S.), 1-646-960-0390 (International)
Confirmation ID:	7935742
Live webcast:	Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link.
Webcast replay:	A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call.

MAY 4, 2022

FIRST QUARTER 2022 FINANCIAL RESULTS SUMMARY

Business Description

Ophthalmic medical technology and pharmaceutical company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases

Disease Categories	Glaucoma Corneal Health Retinal Disease
Revenue (Growth)	1Q 2022 $67.7 million (flat vs. 1Q 2021; +1% constant currency vs. 1Q 2021)
Gross Margin (Non-GAAP)	1Q 2022 83.0% (versus 83.8% in 1Q 2021)
OPEX (Non-GAAP)	1Q 2022 $69.8 million (+13% vs. 1Q 2021)
Earnings Per Share (Non-GAAP)	1Q 2022 ($0.38) per share (versus ($0.21) 1Q 2021)
Number of Disclosed Pipeline Programs	16
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	$424.8 million as of March 31, 2022 (versus $423.5 million as of December 31, 2021)
Updated Guidance	FY 2022 global consolidated revenues of $270 - $275 million expected (versus $265 - $275 million previously)

See “Statement Regarding Use of Non-GAAP Financial Measures” and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of Non-GAAP Gross Margin, Non-GAAP OPEX, and Non-GAAP Earnings Per Share to the most directly comparable GAAP financial measure are provided.

MAY 4, 2022

Revenue Performance & Commercial Overview

Global Consolidated Revenue Performance

Glaukos reported first quarter net revenues of $67.7 million that were flat versus the first quarter of 2021 on a reported basis or up 1% on a constant currency basis versus 1Q 2021. Our first quarter performance reflected solid execution across our global Glaucoma and Corneal Health franchises amidst continued COVID-related volatility and headwinds globally, and U.S. combination cataract glaucoma dynamics associated in particular with the 2022 Centers for Medicare and Medicaid Services (CMS) final Physician Fee reimbursement rates that became effective on January 1, 2022.

Franchise Revenue Performance

U.S. Glaucoma

Our first quarter U.S. Glaucoma net revenues were approximately $33.9 million, down 15% year-over-year reflecting a combination of pandemic-related dynamics, and U.S. combination cataract glaucoma dynamics associated in particular with the 2022 CMS final Physician Fee reimbursement rates that became

MAY 4, 2022

effective on January 1, 2022. Despite an impact to customer ordering patterns and competitive trialing activities in the first quarter, as expected, we’ve been very pleased with the execution of our commercial strategies and the resiliency of our combo-cataract iStent® franchise in the face of the reimbursement headwinds thus far in 2022.

Our commercial team continues to successfully train and educate our current and prospective surgeon customers on the favorable long-term risk-benefit profile of our iStent family of technologies and advance Micro-Invasive Glaucoma Surgery (MIGS) towards the standard of care for glaucoma.

We remain focused on maximizing the access to our sight-saving technologies and overall care for glaucoma patients domestically. One such new technology is iAccess™, our new trabecular trephine device, for which we commenced full U.S. commercial launch activities in the latter part of the first quarter. Initial surgeon feedback on precision goniotomy with iAccess has been positive with surgeons most commonly citing the technology’s differentiated tissue-sparing, minimally-invasive approach to creating an extensive opening to Schlemm’s canal via numerous ectomies across multiple clock hours.

While we acknowledge that we may continue to face near-term headwinds in combination-cataract glaucoma domestically based on the cuts in professional reimbursement for trabecular stents that remain substantially below more invasive alternatives, we continue to feel confident in our ability to execute our strategy as we continue to bring complementary technologies to market in the quarters ahead. At the same time, we will remain prudent as it relates to forward guidance as we navigate the year ahead.

International Glaucoma

Our first quarter International Glaucoma net revenues were approximately $17.6 million, representing year-over-year growth of 28%, or 35% on a constant currency basis, versus 1Q 2021, which included a one-time unfavorable catch-up provision associated with government rebates in France.

Growth internationally during the first quarter was broad-based, but similar to the U.S., we did experience intermittent COVID disruptions during January and early February in particular across several key European and Asia-Pacific markets. Early launch activities of the PRESERFLO® MicroShunt® in Australia and Canada continue to go well and our overall performance in key markets such as Japan and France highlighted the strong quarter. We remain early in our penetration of the international opportunity and continue to make significant investments in our commercial sales and market access efforts in existing markets globally while selectively pursuing geographic expansion opportunistically.

Corneal Health

Our first quarter Corneal Health net revenues were approximately $16.1 million, representing year-over-year growth of 13% versus 1Q 2021.

The first quarter performance was driven by U.S. Photrexa® sales of $13.1 million along with a continued trend of healthy new U.S. Photrexa account starts, partially offset again by COVID-related headwinds and sporadic reimbursement volatility. Moving forward, our focus remains on executing our commercial and market development strategies and building upon the strong momentum we are experiencing within this emerging growth franchise for Glaukos.

MAY 4, 2022

Additional Commercial Updates & Commentary

We have had several additional positive commercial updates worth highlighting here:

✓	PRESERFLO MicroShunt initial commercial launch activities commenced during the fourth quarter in Canada, and during the first quarter in Australia
✓	iPRIME™ Food and Drug Administration (FDA) 510(k) clearance was received in January 2022, and we are planning for a controlled commercial launch in the second quarter of 2022
✓	Initial commercial launch activities commenced for iStent inject® in India during the fourth quarter of 2022
✓	Commenced commercial launch activities in the U.S. for iAccess late in the first quarter of 2022

Developed by Glaukos in partnership with ophthalmic surgeons, iAccess is designed to deliver multiple outflow channels through the trabecular meshwork into Schlemm’s canal. When medically necessary, precision goniotomy with iAccess is designed to be unrestricted in its ability to create numerous ectomies across multiple clock hours, providing an extensive opening to Schlemm’s canal, while preserving up to 95% more anatomy vs other tissue removal procedures.

We are also planning for a controlled commercial launch of iPRIME in the second quarter of 2022. iPRIME is a truly minimally-invasive viscoelastic delivery system that further supports the needs of physicians and patients by providing the delivery of viscoelastic during ophthalmic surgery. This technology further expands Glaukos’ broad portfolio of innovative ophthalmic solutions and is consistent with our longstanding position on the value of tissue-sparing therapies. We believe iPRIME will be another important tool that supports the needs of physicians and patients.

COVID-19 Update:

The impact of the Omicron variant as we entered into 2022 varied by geography and generally peaked in January and early February. The impact varied given more strict government-driven lockdowns in markets like Australia and Canada versus the U.S. where hospitals and ambulatory surgery centers (ASCs) have at times had to restrict elective procedures as sites dealt with the impact of increased numbers of staff members testing positive given how transmissible this latest wave of COVID was globally.

MAY 4, 2022

2022 Updated Revenue Guidance

Glaukos expects full year 2022 global consolidated net sales of $270 - $275 million, up from its previous guidance of $265 - $275 million.  This upwardly-revised guidance attempts to take into consideration:

•	The estimated impact on U.S. Glaucoma volumes from the 2022 CMS Final Rule related to professional fee reimbursement for combination-cataract trabecular bypass surgery
•	Heightened competition in combo-cataract MIGS globally in 2022
•	Potential modest early launch contributions from iAccess, iPRIME, and iStent infinite® as 2022 progresses
•	COVID-19 headwinds, including COVID-related staffing dynamics, based on the facts and circumstances as they exist today
•	Potential for ongoing Corneal Health sporadic reimbursement volatility
•	Incremental foreign exchange headwinds

We would also remind investors to factor in our typical underlying seasonality patterns and COVID-related trends and risks that are outside of our control.

MAY 4, 2022

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

iStent® micro-scale surgical devices
iDose® sustained-release pharmaceuticals
iLution™ transdermal pharmaceuticals
iLink™ bio-activated pharmaceuticals
Retina XR™ bio-erodible sustained-release pharmaceuticals

MAY 4, 2022

Key R&D and Pipeline Updates

We are continuing to successfully invest in and advance our fulsome pipeline of core novel platforms, supported by over $300 million of self-funded investment into our R&D programs since 2018 alone. Recent updates in our pipeline include:

✓	iStent infinite FDA 510(k) submission (4Q 2021) remains under FDA review with mid-2022 approval target
✓	iPRIME FDA 510(k) clearance (January 2022); controlled U.S. commercial launch planned for 2Q 2022
✓	Commencement of Phase 2 clinical trials for GLK-301 (iLution – Dry Eye Disease) and GLK-302 (iLution – Presbyopia) (January 2022)
✓	iDose TR Phase 2b 36-month data announcement (January 2022); Phase 3 clinical program ongoing with NDA submission targeted for 2022 and potential U.S. FDA approval in 2023
✓	Epioxa™ (Epi-on) pre-submission activities ongoing; NDA submission targeted for 2022 and potential U.S. FDA approval in 2023
✓	Commencement of Phase 2 Corneal Health clinical program for third-generation iLink therapy (March 2022)
✓	PRESERFLO MicroShunt
o

The U.S. FDA has completed its review for the PRESERFLO MicroShunt PMA submission and has notified InnFocus, Inc., a Santen company, of a Non-Approvable determination based on its PMA study and submission. Based on the terms of our agreement, Glaukos expects to assume control over U.S. clinical and regulatory activities moving forward. We intend to engage with the FDA over the coming months to determine the next appropriate clinical and regulatory steps, in cooperation with InnFocus/Santen, as we continue to believe patients and surgeons in the U.S. should have access to the PRESERFLO MicroShunt as a late-stage glaucoma treatment alternative.

o	Regulatory activities to seek approval in Latin America underway

Clinical Update

We have been privileged as the corporate founder to pioneer, validate and advance MIGS therapy as a key component of glaucoma management. Our robust and growing body of clinical literature is unparalleled in the MIGS category and now consists of more than 200 clinical peer-reviewed studies supporting the performance of our technologies.

One recent addition to this expansive and growing library of clinical evidence is the first independent, real-world, observational, multicenter study that was peer-review published in Clinical & Experimental Ophthalmology earlier this year. The study, which analyzed data from the Fight Glaucoma Blindness international registry, established by the Save Sight Institute in Sydney, Australia, compared 24-month outcomes of 344 eyes with mild-to-moderate open-angle glaucoma, normal-tension glaucoma or ocular hypertension that underwent cataract surgery combined with either iStent inject or the Hydrus®

MAY 4, 2022

Microstent. Two-year outcomes demonstrated sustained IOP-reductions across both cohorts. In the matched cohort, the mean 24-month achieved IOP was 14.4 mmHg in the iStent inject group vs. 15.9 mmHg in the Hydrus group. Further, after adjusting for baseline characteristics, there was significantly greater average medication reduction in the iStent inject group (0.9 med reduction) compared to the Hydrus group (0.4 med reduction) (p=0.025). Finally, a positive safety profile was reported for the iStent inject cohort.

In addition to this publication, several studies and symposia have also been presented by ophthalmic surgeons at recent key societal meetings, including the American Glaucoma Society annual meeting in March, as well as the American Society of Cataract and Refractive Surgery annual meeting in April. The highly compelling results of these various studies highlight a favorable risk-benefit profile for our family of iStent technologies versus competitive alternatives, and further strengthen our market-leading library of clinical evidence.

MAY 4, 2022

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP or pro forma basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

First quarter 2022 financial performance summary:

∆: -80bps	Geographic mix headwinds in 1Q 2022
1Q 2022: 83% 1Q 2021: 84% YoY ∆: -80bps	● Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro acquisition accounting ● Geographic mix headwinds in 1Q 2022
1Q 2022: $43.1M 1Q 2021: $40.7M YoY ∆: +6%	● 8% sequential decrease vs $46.7M in 4Q 2021 ● YoY increase reflects commercial and G&A investments globally and new product launch activities
1Q 2022: $26.8M 1Q 2021: $21.1M YoY ∆: +27%
●
5% sequential increase vs $25.5M in 4Q 2021
●
YoY increase reflects continued investment in and advancement of R&D programs
●
iDose TR and Epioxa registration prep; iLution and third-gen iLink clinical trial activities

1Q 2022: $69.8M 1Q 2021: $61.8M YoY ∆: +13%	● 3% sequential decrease vs $72.3M in 4Q 2021 ● Continued restoration of expansionary spending as the recovery from the COVID-19 pandemic warrants, a trend that we would expect moving forward
Operating Loss 1Q 2022: ($13.6M) 1Q 2021: ($4.8M)	● Net Loss of ($18.1M) in 1Q 2022 vs ($9.5M) in 1Q 2021 ● Net Loss per share was ($0.38) in 1Q 2022 vs ($0.21) in 1Q 2021
1Q 2022: $6.6M 1Q 2021: $17.2M YoY ∆: -$10.6M
●
Capital expenditures remained elevated versus historical levels, a trend expected to continue through 2022 before moderating to levels more consistent with historical norms
●
1Q YoY decline primarily due to completion of new Aliso Viejo, CA facilities

1Q 2022: ~$425M 4Q 2021: ~$423M YoY ∆: +$1.4M
●
Operating expenses and capital investments offset by proceeds from litigation settlement (see bullet below) and financing cash inflows
●
Received $30 million payment related to settlement of patent litigation with Ivantis, Inc. This receipt was recorded as an offset to GAAP operating expenses in the first quarter.

MAY 4, 2022

Other Important Updates

➢	The Company announced the release of its 2021 Sustainability Report (April 2022)
o	The report highlights the company’s continued commitment and progress on environmental, social and governance (ESG) initiatives.
o	Over the course of 2021, Glaukos undertook several actions to further improve its ESG efforts and reporting framework. To highlight a few:
•	Glaukos established a diversity, equity and inclusion (DEI) forum comprised of global, cross-functional employees and executive sponsors to champion DEI initiatives.
•

The company also increased its board diversity through the addition of two new directors in 2021, resulting in a significant increase in gender diversity and in individuals from underrepresented communities.

•	In addition, the company received ISO 14001 certification for its San Clemente, California manufacturing facility.
•	Glaukos also reported 100% completion of a new annual cybersecurity training course for all Glaukos employees.
o	For additional information and highlights, please see Glaukos’ 2021 Sustainability Report, which can be found on the company’s website here.
o	Glaukos’ ESG initiatives are overseen by the company’s board of directors.

MAY 4, 2022

MAY 4, 2022

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the duration and severity of the COVID-19 pandemic and its impact on our business or the economy generally; the reduced physician fee and ASC facility fee reimbursement rate finalized by CMS for 2022 for procedures utilizing the Company’s iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, iAccess, iPRIME, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future technologies (including MIGS technologies); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 28, 2022, and will also be included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which we expect to file on or before May 10, 2022. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

MAY 4, 2022

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "Non-GAAP" to exclude external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; significant extraordinary one-time partnering receipts or payments immediately recognized as income or expense and that are not recurring; amortization of debt discount and associated issuance costs related to the company’s convertible senior debt offering; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. In addition, we also present certain revenue information on a constant currency basis to exclude fluctuations in currency exchange rates that impact the comparative results and sales growth rates of the Company's business as compared to historical financial results.  See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

MAY 4, 2022

GAAP Income Statement

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net sales	$67,681	$67,968
Cost of sales	17,063	16,633
Gross profit	50,618	51,335
Operating expenses:
Selling, general and administrative	43,949	41,921
Research and development	26,877	21,219
Litigation-related settlement	(30,000)	–
Total operating expenses	40,826	63,140
Income (loss) from operations	9,792	(11,805)
Non-operating expense:
Interest income	287	383
Interest expense	(3,416)	(3,229)
Other expense, net	(960)	(1,539)
Total non-operating expense	(4,089)	(4,385)
Income (loss) before taxes	5,703	(16,190)
Income tax provision	326	279
Net income (loss)	$5,377	$(16,469)

Basic net income (loss) per share	$0.11	$(0.36)

Diluted net income (loss) per share	$0.11	$(0.36)

Weighted average shares used to compute basic net income (loss) per share	47,050	45,709
Weighted average shares used to compute diluted net income (loss) per share	49,506	45,709

MAY 4, 2022

GAAP Balance Sheet

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCESHEETS

(in thousands, except par values)

	March 31,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$106,202	$100,708
Short-term investments	309,211	313,343
Accounts receivable, net	34,804	33,438
Inventory	24,708	23,011
Prepaid expenses and other current assets	16,278	15,626
Total current assets	491,203	486,126
Restricted cash	9,416	9,416
Property and equipment, net	74,708	68,969
Operating lease right-of-use asset	26,539	28,142
Finance lease right-of-use asset	48,417	49,022
Intangible assets, net	326,553	332,781
Goodwill	66,134	66,134
Deposits and other assets	9,100	9,108
Total assets	$1,052,070	$1,049,698

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,998	$7,333
Accrued liabilities	47,598	56,027
Total current liabilities	55,596	63,360
Convertible senior notes	280,370	280,026
Operating lease liability	29,304	29,650
Finance lease liability	72,594	72,699
Deferred tax liability, net	7,312	7,318
Other liabilities	9,330	9,494
Total liabilities	454,506	462,547

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $0.001 par value; 150,000 shares authorized; 47,117 and 46,993 shares issued and 47,089 and 46,965 shares outstanding at March 31, 2022 and December 31, 2021, respectively	47	47
Additional paid-in capital	960,870	952,432
Accumulated other comprehensive (loss) income	(3,387)	15
Accumulated deficit	(359,834)	(365,211)
Less treasury stock (28 shares as of March 31, 2022 and December 31, 2021)	(132)	(132)
Total stockholders' equity	597,564	587,151
Total liabilities and stockholders' equity	$1,052,070	$1,049,698

MAY 4, 2022

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data) (unaudited)

	Q 1 2022				Q 1 2021
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$17,063	$(5,551)	(a)	$11,512	$16,633	$(5,600)	(a)	$11,033
Gross Margin	74.8%	8.2%		83.0%	75.5%	8.3%		83.8%
Operat ing expenses:
Selling, general and administrative	$43,949	$(892)	(b)	$43,057	$41,921	$(1,220)	(b)(e)	$40,701
Research and development	$26,877	$(127)	(c)	$26,750	$21,219	$(150)	(c)	$21,069
Litigation-related settlement	$(30,000)	$30,000	(d)	$–	$–	$–		$–
Income (loss) from operations	$9,792	$(23,430)		$(13,638)	$(11,805)	$6,970		$(4,835)
Net income (loss)	$5,377	$(23,430)	(f)	$(18,053)	$(16,469)	$6,970	(f)	$(9,499)
Basic net income (loss) per share	$0.11	$(0.49)		$(0.38)	$(0.36)	$0.15		$(0.21)
Diluted net income (loss) per share	$0.11	$(0.49)		$(0.38)	$(0.36)	$0.15		$(0.21)

(a)

Cost of sales adjustments related to the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets and stock-based compensation expense related to replacement awards, totaling $5.6 million in Q1 2022 and Q1 2021.

(b)

Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets and stock-based compensation expense related to replacement awards of $0.9 million in Q1 2022 and $1.0 million in Q1 2021.

(c)	Stock-based compensation expense related to replacement awards from the acquisition of Avedro of $0.1 million in Q1 2022 and $0.2 million in Q1 2021.
(d)	Settlement proceeds received related to the Company's patent infringement litigation.
(e)	Expenses related to the Company's patent infringement litigation and related matters of $0.2 million.
(f)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2022 and 2021.

MAY 4, 2022

Additional GAAP to Non-GAAP Reconciliations

Reported Sales vs. Prior Period (in thousands)

			Percent Change
	1 Q 2022	1 Q 2021	Reported	Operations (1)	Currency (2)
International Glaucoma	$17,648	$13,810	27.8%	34.6%	6.8%)
(Total Net Sales	$67,681	$67,968	-0.4%	1.0%	(1.4%)

(1) Operational growth excludes the effect of translational currency

(2) Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

For Non-GAAP disclosures associated with the company’s quarterly results in the fourth quarter of 2021, please see reconciliation here.